Midam Ventures, LLC.

ENGAGEMENT LETTER

September 15, 2016

VIA EMAIL/FAX/REGULAR MAIL

I am very pleased that you have selected Midam Ventures, LLC. (hereinafter “Midam”) to act as Product Marketing, Public Relations & Investor Relations Firm to PF Hospitality Group, Inc. Midam intends to bring greater market exposure and awareness to the products produced and marketed by the PF Hospitality. With our efforts we will expose the company products to retail opportunities that might carry the product as well as creating additional awareness for the athletes that sponsor the products as well as the highlights and benefits of the products themselves through social media and other proprietary methodology incorporated in our marketing plan with the intent of increasing positive public acceptance for the products sold and distributed by PF Hospitality (the “Company”) (hereinafter collectively referred to as the “Parties”), and I look forward to working with you and your team to accomplish your goals. This Engagement Letter (the “Agreement”) shall confirm the Company’s engagement of MIDAM for purposes of providing business advisory services as set forth below in consideration for the fees and compensation described hereinafter. This Agreement shall become effective as of the date set forth above upon your execution and delivery of this Agreement and the engagement fee to MIDAM.

What we need to help you. Company agrees to provide MIDAM on a regular and timely basis such information, historical financial data, projections, proformas, business plans, due diligence documentation, and other information (collectively the “Information”) in the possession of the Company or its agents that MIDAM may reasonably request or require to perform the services set forth herein. The information provided by the Company to MIDAM shall be true, complete, accurate, and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company shall be deemed to make a continuing representation of the accuracy and completeness of any and all Information that it supplies to MIDAM and the Company acknowledges that it intends for MIDAM to rely on this representation and the continued accuracy and completeness of the Information without independent verification in the performance of the Services hereunder. The Company authorizes MIDAM to use such Information in connection with its performance of the Services. COMPANY shall, promptly upon the request of MIDAM, cooperate with MIDAM’ reasonable requests for Information and assistance.

Confidential information. Midam recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of the Company or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of Midam by reason of this engagement with the Company. Accordingly, Midam agrees that no agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Company. The parties hereto agree that the provisions of this Section shall not apply with respect to any information that Midam can document: (i) is or becomes (through no improper action or inaction by Midam or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it without any limitation on use or disclosure prior to the date hereof. Midam shall, upon termination of this engagement, return to the Company, and shall cause its agents, employees, and representatives to return to the Company, all documents which reflect Confidential information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, Midam’s obligations under this Agreement shall not, after termination of Midam’s engagement with the Company, apply to information which has become generally available to the public without any action or omission of Midam (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

Services. MIDAM will furnish to the Company business advisory and consulting services for the purpose of creating market awareness of the Company, its operations and its products (the “Services”). The Company acknowledges that the success of the Services is largely dependent upon factors and circumstances outside the control of MIDAM. The Company acknowledges that MIDAM has not made any representations, warranties or guarantees that the Services to be provided hereunder shall result in (a) the purchase of the Company’s securities by any investors; (b) funds being made available to the Company from any lenders; (c) any financing vehicles being made available to the Company; (d) any merger, acquisition or disposition in connection with the business or assets of the Company, or any financing transaction (whether registered with the U.S. Securities and Exchange Commission or pursuant to an exemption from such registration) involving the Company will take place; (e) the Company or its successors becoming a “publicly traded” company inside or outside of the United States; or (f) the achievement of any particular result with respect to the Company’s business, stock price, trading volume, market capitalization or otherwise.

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Consulting Fee. In addition to and not in mitigation of, or substitution for, any additional fees enumerated in any Schedules attached hereto, the Company shall pay to MIDAM a total of $150,000USD (one hundred fifty thousand dollars) made in two payments as follows: Payment 1 will be $75,000 paid on or before September 19, 2016, Payment 2 will be $75,000 paid by September 30, 2016. The fee is due, payable immediately, and fully earned on the day of execution of this Agreement. Please wire funds to

COMPANY NAME:

MIDAM VENTURES LLC

COMPANY ADDRESS:

1501 Venera Ave Suite 225
Coral Gables, FL 33146

COMPANY #:

786 266 9555

BANK NAME:

CITY NATIONAL BANK OF FLORIDA

ROUTING #:

066004367

ACCOUNT #:

5003698590

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Term and Termination. The term of this Agreement shall be for a period beginning on September 19, 2016 and ending on October 31, 2016. The first two weeks will be used as a ramp up period with the follow 4 weeks being dedicated to marketing. Either Party may terminate this Agreement prior to the expiration of the Term upon written notice to the non-terminating party upon: (a) the failure of any party to cure a material default under this Agreement within five (5) business days after receiving written notice of such default from the terminating party; (b) the bankruptcy or liquidation of either party; (c) the use by any party of any insolvency laws; (d) the performance of the Services hereunder; and (e) the appointment of a receiver for all or a substantial portion of either parties’ assets or business. If terminated, irrespective of the reasons for such termination, MIDAM shall not be required to perform any additional services beyond the termination date and all fees described in this Agreement shall be deemed earned in full.

Relationship of the Parties. MIDAM is an independent contractor, responsible for compensation of its agents, employees and representatives, as well as all applicable withholding there from and any taxes thereon (including any unemployment compensation) and all workers’ compensation insurance. Nothing herein shall establish any partnership, joint venture, or other business association between the parties.

Disputes. Any dispute, controversy or claim between the Company and MIDAM arising out of or related to this Agreement or breach thereof, except those faults described in the Remedies for Certain Faults section of this Agreement, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect and conducted in the County of Miami-Dade in the State of Florida. Any award made by arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorney’s fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided herein.

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Indemnification by COMPANY to MIDAM. The Company shall indemnify and hold harmless MIDAM and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages, or liabilities (including the fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by the Company’s misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of Services by MIDAM hereunder; or (iii) otherwise in connection with this Agreement. The Company shall not be liable for any settlement of any action effected without its written consent.

Indemnification by MIDAM to COMPANY. Midam shall indemnify and hold harmless Company and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages, or liabilities (including the fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by Midam’s misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of Services by MIDAM hereunder; or (iii) otherwise in connection with this Agreement. Midam shall not be liable for any settlement of any action effected without its written consent.

Notices. All notices hereunder shall be in writing and shall be validly given, made or served if in writing and delivered in person or when received by facsimile transmission, or five days after being sent first class certified or registered mail, postage prepaid, or one day after being sent by a nationally recognized overnight carrier to the party for whom intended at the address set forth after each parties signatures.

Severability. If any clause or provision of the Agreement is illegal, invalid or unenforceable under applicable present or future laws effective during the Term, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement, that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible, and as may be legal, valid, and enforceable. In the event that any clause or provision of this Agreement is illegal, invalid, or unenforceable as aforesaid and the effect of such illegality, invalidity, or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence.

This is our Agreement. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

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Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without regard to principals of conflicts of laws provisions.

Venue. Venue for any dispute arising out of this Agreement shall be in a court of competent jurisdiction in Miami-Dade County, Florida.

Interpretation. The Parties hereby acknowledge and agree that each has participated in the negotiation and drafting of this Agreement and that the principle of construing a document most strictly against its drafter shall not apply with respect to the interpretation of this agreement.

Paragraph Headings. Headings in this Agreement are for reference purposes only and shalt not be deemed to have any substantive effect.

Amendments; Waivers. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power, or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. To be effective, all waivers must be in writing, signed by both parties. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

This is our entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral and written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto.

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We May Execute this Agreement in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

Prevailing Party Rights. In the event that any dispute among the parties to this Agreement should result in arbitration or litigation, the substantially prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals and collection.

Restrictions. Notwithstanding anything to the contrary, Midam shall not perform any services that would cause it to be required to register as: (a) a Broker-Dealer, as set forth in Section 15(a) and Section 3(a)(4)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (b) an Investment Adviser under the Investment Advisors Act of 1940 and the rules of the Securities and Exchange Commission (“SEC”). Furthermore, Midam shall specifically avoid violating other SEC rules and regulations including, without limitation, Section 17 of the Securities Act of 1933 (the “Securities Act”), Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

Further Restrictions Regarding Publications and Communications. In the event that Midam publishes or circulates a newspaper, news magazine, business or financial publication of general and regular circulation, notice, circular, advertisement, article, letter, investment service or any other communication or information or on its website in which the Company is included, such publication, communication and website: (a) shall not contain information which is false or materially misleading; (b) shall disclose any and all compensation received or any interest in the securities which are the subject of advice or comment; (c) shall not be timed to specific market activity or to events affecting or having the ability to affect the securities industry and the securities of the Company, (d) shall include all required disclosures pursuant to Section 17 of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, (e) shall disclose the compensation arrangement with the Company and Midam and (f) shall include the following disclaimer, at a minimum:

“Nothing on this web site [publication] should be construed as investment advice. This web site [publication] is not a solicitation to buy or sell and the Information contained in the web site [publication] or in our other publications does not purport to be a complete analysis of the companies mentioned. The information and statistics shown have been obtained from sources Midam believes reliable, including, but not limited to, the subject company’s reports. All information contained herein should be evaluated by an independent financial analyst. You should always investigate and fully understand all risks before investing. Although Midam does not knowingly publish false information, it does not guarantee the accuracy or completeness of any information represented on this web site or in its publications. Information reported here is subject to change at any time, and changes may not be posted immediately. Midam, and/or its officers, directors or employees may, from time to time, have a position in the securities represented on this web site [publication].”

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If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning the enclosed duplicate of this Agreement that will thereupon constitute an agreement between us.

Yours Very Truly,

Accepted and approved this 15 day of September 2016.

By:	/s/ Vaugham Dugan
Vaugham Dugan, CEO
PF Hospitality Group, Inc.

By:	/s/ Adam Helmann
Adam Helmann
Partner
Midam Ventures, LLC.
PP: 786-266-9555

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